Exhibit 99.1

November 10, 2010

Via Email

Mr. Paul Watson

Chairman of the Board

MPG Office Trust, Inc.

Dear Paul,

I hereby tender my resignation as President and CEO, and as a Director of MPG Office Trust, Inc. effective November 15, 2010. I am doing so because I believe the Board of Directors and I do not share a common vision for the strategic direction of the Company and a capital structure necessary to achieve it.

Sincerely,

Nelson C. Rising

cc:   Jon Abrams, General Counsel

355 South Grand Avenue • Suite 3300 • Los Angeles, California 90071

213 626 3300 Main • 213 687 4758 Fax

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